EMPLOYMENT AGREEMENT EMPLOYMENT AGREEMENT (this "Agreement") dated as of March 1, 2016, between Burford Capital LLC, a Delaware corporation (the "Company"), and Aviva Will (the "Employee"). WITNESSETH WHEREAS, the Employee currently is employed by the Company as a Managing Director responsible for overseeing the Company's global litigation funding business; and WHEREAS, the Company desires to continue to employee the Employee; and WHEREAS, the Company and the Employee desire to enter into this Agreement as to the terms of the Employee's employment with the Company. NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. POSITION AND DUTIES. (a) During the Employment Term (as defined in Section 2 hereof), the Employee shall serve as a Managing Director of the Company. In this capacity, the Employee shall have the duties, authorities and responsibilities commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized and focused companies, and such other duties, authorities and responsibilities as the Company shall designate from time to time that are not inconsistent with the Employee's position as a Managing Director. The Employee shall report to the Chief Investment Officer. (b) During the Employment Term, the Employee shall devote all of the Employee's business time, energy and skill and the Employee's best efforts to the performance of the Employee's duties with the Company, provided that the foregoing shall not prevent the Employee from (i) serving on the boards of directors of non-profit organizations and, with the prior written approval of the Chief Investment Officer, other for profit companies, (ii) participating in charitable, civic, educational, professional, community or industry affairs, and (iii) managing the Employee's passive personal investments so long as such activities in the aggregate do not interfere or conflict with the Employee's duties hereunder or create a potential business or fiduciary conflict. 2. EMPLOYMENT TERM. The Company agrees to employ the Employee pursuant to the terms of this Agreement, and the Employee agrees to be so employed, for a term of three (3) years (the "Initial Term") commencing as of the date hereof (the "Effective Date"). On each anniversary of the Effective Date following the Initial Term, the term of this Agreement shall be automatically extended for successive one-year periods, provided, however, that either party hereto may elect not to extend this Agreement by giving written notice to the other party at Exhibit 10.12 least 90 days prior to any such anniversary date. Notwithstanding the foregoing, the Employee's employment hereunder may be earlier terminated in accordance with Section 7 hereof, subject to Section 8 hereof The period of time between the Effective Date and the termination of the Employee's employment hereunder shall be referred to herein as the "Employment Term." 3. BASE SALARY. The Company agrees to pay the Employee a base salary at an annual rate of not less than $400,000, payable in accordance with the regular payroll practices of the Company, but not less frequently than monthly. The base salary as determined herein from time to time shall constitute "Base Salary" for purposes of this Agreement. 4. ANNUAL BONUS. During the Employment Term, the Employee shall be eligible to receive an annual discretionary incentive payment under the Company's annual bonus plan as in effect from time to time (the "Annual Bonus"), which will be based on corporate performance, as determined by the Company in its sole discretion, and Employee's individual performance, as determined by the Company in its sole discretion, and provided that the Employee is employed on the date such Annual Bonus is paid. 5. EQUITY AWARDS. The Employee shall be eligible to participate in the Company's Stock Loan Program (or any other deferred incentive compensation or equity-based incentive compensation plan adopted by the Company that Employee may be eligible to participate in). The level of the Employee's participation in the Company's Stock Loan Program (or any such deferred incentive compensation or equity-based incentive compensation plan adopted by the Company, provided that the Employee is eligible) shall be dictated by the terms of the plan and shall be determined in the sole discretion of the Company. The Company may revise the terms of the Stock Loan Program (or any such deferred incentive compensation or equity-based incentive compensation plan) from time to time in its sole discretion. 6. EMPLOYEE BENEFITS. (a) BENEFIT PLANS. The Employee shall be entitled to participate in any employee benefit plan that the Company has adopted or may adopt, maintain or contribute to for the benefit of its United States-based employees generally, subject to satisfying the applicable eligibility requirements. Notwithstanding the foregoing, the Company may modify or terminate any employee benefit plan at any time. (b) VACATIONS. The Employee shall be entitled to four (4) weeks of paid vacation per calendar year (as prorated for partial years) in accordance with the Company's policy on use applicable to employees as in effect from time to time. (c) BUSINESS AND ENTERTAINMENT EXPENSES. Upon presentation of appropriate documentation, the Employee shall be reimbursed in accordance with the Company's expense reimbursement policy, for all reasonable business and entertainment expenses incurred in connection with the performance of the Employee's duties hereunder and the Company's policies with regard thereto. 7. TERMINATION. The Employee's employment and the Employment Term shall terminate on the first of the following to occur: 2

(a) DISABILITY. Upon ten (10) days' prior written notice by the Company to the Employee of termination due to Disability. For purposes of this Agreement, "Disability" shall be defined as the inability of the Employee to have performed the Employee's material duties hereunder due to a physical or mental injury, infirmity or incapacity for sixty (60) days (including weekends and holidays) in any 120-day period. Notwithstanding the foregoing, in the event that as a result of earlier absence because of mental or physical incapacity Employee incurs a "separation from service" within the meaning of such term under "Code Section 409A" (as defined in Section 23 hereof) Employee shall on such date automatically be terminated from employment as a Disability termination. (b) DEATH. Automatically on the date of death of the Employee. (c) CAUSE. Immediately upon written notice by the Company to the Employee of a termination for Cause. "Cause" shall mean: (i) the Employee's gross negligence in the performance of the Employee's duties to the Company that has or could reasonably be expected to have an adverse effect on the Company; (ii) the Employee's failure to perform the Employee's duties to the Company or to follow the lawful directives of the Chief Investment Officer (other than as a result of death or a physical or mental incapacity), unless such events are fully corrected in all material respects by the Employee, to the reasonable satisfaction of the Company, within thirty (30) days following written notification by the Company to the Employee that the Company intends to terminate Employee's employment for one of the reasons in this Section 7(c)(ii); (iii) indictment for, conviction of, or pleading of guilty or nob o contendere to, a felony or any crime involving moral turpitude; (iv) the Employee's performance of any act of theft, fraud, malfeasance or dishonesty in connection with the performance of the Employee's duties to the Company; (v) a material breach of this Agreement or any other agreement with the Company, or a material violation of the Company's code of conduct or other written material policy; or (vi) failure to remain licensed as a New York lawyer. (d) WITHOUT CAUSE. Immediately upon written notice by the Company to the Employee of an involuntary termination without Cause (other than for death or Disability). (e) GOOD REASON. Upon written notice by the Employee to the Company of a termination for Good Reason. "Good Reason" shall mean the occurrence of any of the following events, without the express written consent of the Employee, unless such events are fully corrected in all material respects by the Company within thirty (30) days following written notification by the Employee to the Company that the Employee intends to terminate the Employee's employment hereunder for one of the reasons set forth below: 3

(i) material diminution in the Employee's Base Salary; (ii) material diminution in the Employee's duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); or (iii) a material breach of this Agreement by the Company. The Employee shall provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason within thirty (30) days after the first occurrence of such circumstances. Otherwise, any claim of such circumstances as "Good Reason" shall be deemed irrevocably waived by the Employee. WITHOUT GOOD REASON. Upon ninety (90) days' prior written notice by the Employee to the Company of the Employee's voluntary termination of employment without Good Reason (which the Company may, in its sole discretion, make effective earlier than any notice date). (g) EXPIRATION OF EMPLOYMENT TERM; NON-EXTENSION OF AGREEMENT. Upon the expiration of the Employment Term due to a non-extension of the Agreement by the Company or the Employee pursuant to the provisions of Section 2 hereof. 8. CONSEQUENCES OF TERMINATION. (a) DEATH. In the event that the Employee's employment and the Employment Term ends on account of the Employee's death, the Employee or the Employee's estate, as the case may be, shall be entitled to the following (with the amounts due under Sections 8(a)(i) and 8(a)(ii) hereof to be paid on the sixtieth (60th) day following termination of employment): any unpaid Base Salary through the date of termination; (ii) reimbursement for any unreimbursed business expenses incurred through the date of termination; (iii) all other payments, benefits or fringe benefits to which the Employee shall be entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or this Agreement (collectively, Sections 8(a)(i) through 8(a)(iii) hereof shall be hereafter referred to as the "Accrued Benefits"). (b) DISABILITY. In the event that the Employee's employment and/or Employment Term ends on account of the Employee's Disability, the Company shall pay or provide the Employee with the Accrued Benefits. (c) TERMINATION FOR CAUSE OR WITHOUT GOOD REASON OR AS A RESULT OF EMPLOYEE NON-EXTENSION OF THIS AGREEMENT. If the Employee's employment is terminated (x) by the Company for Cause, (y) by the Employee without Good Reason, or (z) as a result of the Employee's non-extension of the Employment 4

Term as provided in Section 2 hereof, the Company shall pay to the Employee the Accrued Benefits. (d) TERMINATION WITHOUT CAUSE OR FOR GOOD REASON OR AS A RESULT OF COMPANY NON-EXTENSION OF THIS AGREEMENT. If the Employee's employment by the Company is terminated (x) by the Company other than for Cause, (y) by the Employee for Good Reason, or (z) as a result of the Company's non-extension of the Employment Term as provided in Section 2 hereof, the Company shall pay or provide the Employee with the following, subject to the provisions of Section 22 hereof: (i) the Accrued Benefits; (ii) subject to the Employee's compliance with the obligations in Sections 9, 10 and 11 hereof, an amount equal to the Employee's monthly Base Salary rate (but not as an employee), which would continue to be paid monthly for a period of twelve (12) months following such termination; provided that the first payment shall be made on the first payroll period after the sixtieth (60t1) day following such termination and shall include payment of any amounts that would otherwise be due prior thereto; and (iii) subject to (A) the Employee's timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), (B) the Employee's continued copayment of premiums at the same level and cost to the Employee as if the Employee were an employee of the Company (excluding, for purposes of calculating cost, an employee's ability to pay premiums with pre-tax dollars), and (C) the Employee's compliance with the obligations in Sections 9, 10 and 11 hereof, continued participation in the Company's group health plan (to the extent permitted under applicable law and the terms of such plan) which covers the Employee for a period of twelve (12) months at the Company's expense, provided that the Employee is eligible and remains eligible for COBRA coverage; and provided, further, that in the event that the Employee obtains other employment that offers group health benefits, such continuation of coverage by the Company under this Section 8(d)(iii) shall immediately cease. Payments and benefits provided in this Section 8(d) shall be in lieu of any termination or severance payments or benefits for which the Employee may be eligible under any of the plans, policies or programs of the Company or under the Worker Adjustment Retraining Notification Act of 1988 or any similar state statute or regulation. (e) OTHER OBLIGATIONS. Upon any termination of the Employee's employment with the Company, the Employee shall promptly resign from any position as an officer, director or fiduciary of any Company-related entity. 9. RELEASE; NO MITIGATION. Any and all amounts payable and benefits or additional rights provided pursuant to this Agreement beyond the Accrued Benefits (other than amounts described in Section 8(a)(ii) hereof) shall only be payable if the Employee delivers to the Company and does not revoke a general release of claims in favor of the Company in a form reasonably satisfactory to the Company. Such release shall be executed and delivered (and no 5 longer subject to revocation, if applicable) within sixty (60) days following termination; provided that the Company delivers to Employee such release within seven (7) days after termination. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Employee as a result of employment by a subsequent employer, except as provided in Section 8(d)(iii) hereof. 10. RESTRICTIVE COVENANTS. (a) CONFIDENTIALITY. The Employee agrees that the Employee shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of the Employee's assigned duties and for the benefit of the Company, either during the period of the Employee's employment or at any time thereafter, any business and technical information or trade secrets, nonpublic, proprietary or confidential information, knowledge or data relating to the Company, any of its subsidiaries, affiliated companies or businesses, which shall have been obtained by the Employee during the Employee's employment by the Company (or any predecessor). The foregoing shall not apply to information that (A) was known to the public prior to its disclosure to the Employee; (B) becomes generally known to the public subsequent to disclosure to the Employee through no wrongful act of the Employee or any representative of the Employee; or (C) the Employee is required to disclose by applicable law, regulation or legal process (provided that the Employee provides the Company with prior notice of the contemplated disclosure and cooperates with the Company at its expense in seeking a protective order or other appropriate protection of such information). The terms and conditions of this Agreement shall remain strictly confidential, and the Employee hereby agrees not to disclose the terms and conditions hereof to any person or entity, other than immediate family members, legal advisors or personal tax or financial advisors, or prospective future employers solely for the purpose of disclosing the limitations on the Employee's conduct imposed by the provisions of this Section 10. (b) NONCOMPETITION. The Employee acknowledges that the Employee performs services of a unique nature for the Company that are irreplaceable, and that the Employee's performance of such services to a competing business will result in irreparable harm to the Company. Accordingly, during the Employee's employment hereunder and for a period of one (1) year thereafter, the Employee agrees that the Employee will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in competition with the Company or any of its subsidiaries or affiliates or in any other material business in which the Company or any of its subsidiaries or affiliates is engaged on the date of termination or in which they have planned, on or prior to such date, to be engaged in on or after such date, in any locale of any country in which the Company conducts business. Notwithstanding the foregoing, nothing herein shall prohibit the Employee from being a passive owner of not more than one percent (1%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company or any of its subsidiaries or affiliates, so long as the Employee has no active participation in the business of such corporation. In addition, the provisions of this Section 10(b) shall not be violated by the Employee commencing employment 6 with a subsidiary, division or unit of any entity that engages in a business in competition with the Company or any of its subsidiaries or affiliates so long as the Employee and such subsidiary, division or unit does not engage in a business in competition with the Company or any of its subsidiaries or affiliates. (c) NONSOLICITATION; NONINTERFERENCE. (i) During the Employee's employment with the Company and for a period of one (1) year thereafter, the Employee agrees that the Employee shall not, except in the furtherance of the Employee's duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid or induce any customer of the Company or any of its subsidiaries or affiliates to purchase goods or services then sold by the Company or any of its subsidiaries or affiliates from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer. (ii) During the Employee's employment with the Company and for a period of two (2) years thereafter, the Employee agrees that the Employee shall not, except in the furtherance of the Employee's duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (A) solicit, aid or induce any employee, representative or agent of the Company or any of its subsidiaries or affiliates to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent, or (B) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any of its subsidiaries or affiliates and any of their respective vendors, joint venturers or licensors. An employee, representative or agent shall be deemed covered by this Section 10(c)(ii) while so employed or retained and for a period of six (6) months thereafter. (d) LICENSED ATTORNEY. As it relates to the practice of law, the provisions in this Section 10 shall be interpreted consistent with Rule 5.6 of the New York Rules of Professional Conduct. (e) NONDISPARAGMENT. The Employee agrees not to make negative comments or otherwise disparage the Company or its officers, directors, employees, shareholders, agents or products, in any manner likely to be harmful to them or their business, business reputation or personal reputation other than while employed by the Company, in the good faith performance of the Employee's duties to the Company. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings). (f) INVENTIONS. (i) The Employee acknowledges and agrees that all ideas, methods, inventions, discoveries, improvements, work products or developments ("Inventions"), whether patentable or unpatentable, (A) that relate to the Employee's work with the Company, made or conceived by the Employee, solely or jointly with others, during the Employment Term, 7 or (B) suggested by any work that the Employee performs in connection with the Company, either while performing the Employee's duties with the Company or on the Employee's own time, but only insofar as the Inventions are related to the Employee's work as an employee or other service provider to the Company, shall belong exclusively to the Company (or its designee), whether or not patent applications are filed thereon. The Employee will keep full and complete written records (the "Records"), in the manner prescribed by the Company, of all Inventions, and will promptly disclose all Inventions completely and in writing to the Company. The Records shall be the sole and exclusive property of the Company, and the Employee will surrender them upon the termination of the Employment Term, or upon the Company's request. The Employee will assign to the Company the Inventions and all patents that may issue thereon in any and all countries, whether during or subsequent to the Employment Term, together with the right to file, in the Employee's name or in the name of the Company (or its designee), applications for patents and equivalent rights (the "Applications"). The Employee will, at any time during and subsequent to the Employment Term, make such applications, sign such papers, take all rightful oaths, and perform all acts as may be requested from time to time by the Company with respect to the Inventions. The Employee will also execute assignments to the Company (or its designee) of the Applications, and give the Company and its attorneys all reasonable assistance (including the giving of testimony) to obtain the Inventions for its benefit, all without additional compensation to the Employee from the Company, but entirely at the Company's expense. (ii) In addition, the Inventions will be deemed Work for Hire, as such term is defined under the copyright laws of the United States, on behalf of the Company and the Employee agrees that the Company will be the sole owner of the Inventions, and all underlying rights therein, in all media now known or hereinafter devised, throughout the universe and in perpetuity without any further obligations to the Employee. If the Inventions, or any portion thereof, are deemed not to be Work for Hire, the Employee hereby irrevocably conveys, transfers and assigns to the Company, all rights, in all media now known or hereinafter devised, throughout the universe and in perpetuity, in and to the Inventions, including, without limitation, all of the Employee's right, title and interest in the copyrights (and all renewals, revivals and extensions thereof) to the Inventions, including, without limitation, all rights of any kind or any nature now or hereafter recognized, including without limitation, the unrestricted right to make modifications, adaptations and revisions to the Inventions, to exploit and allow others to exploit the Inventions and all rights to sue at law or in equity for any infringement, or other unauthorized use or conduct in derogation of the Inventions, known or unknown, prior to the date hereof, including, without limitation, the right to receive all proceeds and damages therefrom. In addition, the Employee hereby waives any so-called "moral rights" with respect to the Inventions. The Employee hereby waives any and all currently existing and future monetary rights in and to the Inventions and all patents that may issue thereon, including, without limitation, any rights that would otherwise accrue to the Employee's benefit by virtue of the Employee being an employee of or other service provider to the Company. (g) RETURN OF COMPANY PROPERTY. On the date of the Employee's termination of employment with the Company for any reason (or at any time prior thereto at the Company's request), the Employee shall return all property belonging to the Company or its 8 affiliates (including, but not limited to, any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company). To the extent that the Employee is provided with a cell phone number by the Company during employment, the Company shall cooperate with the Employee in transferring such cell phone number to the Employee's individual name following termination. (h) REFORMATION. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 10 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state. (i) TOLLING. In the event of any violation of the provisions of this Section 10, the Employee acknowledges and agrees that the post-termination restrictions contained in this Section 10 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation. (i) SURVIVAL OF PROVISIONS. The obligations contained in Sections 10 and 11 hereof shall survive the termination or expiration of the Employment Term and the Employee's employment with the Company and shall be fully enforceable thereafter. 11. COOPERATION. Upon the receipt of reasonable notice from the Company (including outside counsel), the Employee agrees that while employed by the Company and thereafter, the Employee will respond and provide information with regard to matters in which the Employee has knowledge as a result of the Employee's employment with the Company, and will provide reasonable assistance to the Company, its affiliates and their respective representatives in defense of any claims that may be made against the Company or its affiliates, and will assist the Company and its affiliates in the prosecution of any claims that may be made by the Company or its affiliates, to the extent that such claims may relate to the period of the Employee's employment with the Company. The Employee agrees to promptly inform the Company if the Employee becomes aware of any lawsuits involving such claims that may be filed or threatened against the Company or its affiliates. The Employee also agrees to promptly inform the Company (to the extent that the Employee is legally permitted to do so) if the Employee is asked to assist in any investigation of the Company or its affiliates (or their actions), regardless of whether a lawsuit or other proceeding has then been filed against the Company or its affiliates with respect to such investigation, and shall not do so unless legally required. Upon presentation of appropriate documentation, the Company shall pay or reimburse the Employee for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by the Employee in complying with this Section 11. 12. EQUITABLE RELIEF AND OTHER REMEDIES. The Employee acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 10 or Section 11 hereof would be inadequate and, in recognition of this fact, the Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining 9 order, a temporary or permanent injunction or any other equitable remedy which may then be available. In the event of a violation by the Employee of Section 10 or Section 11 hereof, any severance being paid to the Employee pursuant to this Agreement or otherwise shall immediately cease, and any severance previously paid to the Employee (other than $1,000) shall be immediately repaid to the Company. 13. NO ASSIGNMENTS. This Agreement is personal to each of the parties hereto. Except as provided in this Section 13 hereof, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company, provided that the Company shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company and any successor to its business and/or assets, which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise. 14. NOTICE. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile or electronic mail, ( c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fowth business day following the date delivered or mailed by United States registered or certified mail, retwn receipt requested, postage prepaid, addressed as follows: If to the Employee: Aviva Will [Home Address] Or at the address shown on the records of the Company Ifto the Company: Burford Capital LLC 292 Madison A venue New York, NY 10017 Attention: Christopher Bogart or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. 15. SECTION HEADINGS; INCONSISTENCY. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall govern and control. 16. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. 17. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. 18. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement or the Employee's employment with the Company, other than injunctive relief under Section 12 hereof, shall be settled exclusively by arbitration, conducted before a single arbitrator in New York, New York (applying New York law) in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The decision of the arbitrator will be final and binding upon the parties hereto. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties acknowledge and agree that in connection with any such arbitration and regardless of outcome, (a) each party shall pay all of its own costs and expenses, including, without limitation, its own legal fees and expenses, and (b) the arbitration costs shall be borne entirely by the Company. 19. INDEMNIFICATION AND LIABILITY INSURANCE. The Company hereby agrees to indemnify the Employee and hold the Employee harmless to the extent provided under the By-Laws of the Company against and in respect of any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorney's fees), losses, and damages resulting from the Employee's good faith performance of the Employee's duties and obligations with the Company. This obligation shall survive the termination of the Employee's employment with the Company. The Company shall cover the Employee under directors' and officers' liability insurance both during and, while potential liability exists, after the term of this Agreement in the same amount and to the same extent as the Company covers its other officers. 20. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer or director as may be designated by the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement together with all exhibits hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all prior agreements or understandings between the Employee and the Company with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and 11 performance of this Agreement shall be governed by the laws of the State of New York without regard to the choice of law principles thereof. 21. REPRESENTATIONS. The Employee represents and warrants to the Company that (a) the Employee has the legal right to enter into this Agreement and to perform all of the obligations on the Employee's part to be performed hereunder in accordance with its terms, and (b) the Employee is not a party to any agreement or understanding, written or oral, and is not subject to any restriction, which, in either case, could prevent the Employee from entering into this Agreement or performing all of the Employee's duties and obligations hereunder. 22. TAX WITHHOLDING. The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. 23. CODE SECTION 409A COMPLIANCE. (a) The intent of the parties is that payments and benefits under this Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the regulations and guidance promulgated thereunder (collectively "Code Section 409A") and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Employee by Code Section 409A or any damages for failing to comply with Code Section 409A. (b) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment that are considered "non-qualified deferred compensation" under Code Section 409A unless such termination is also a "separation from service" within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a "termination," "termination of employment" or like terms shall mean "separation from service." If the Employee is deemed on the date of termination to be a "specified employee" within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment that is considered non-qualified deferred compensation under Code Section 409A payable on account of a "separation from service," such payment or benefit shall be made or provided at the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such "separation from service" of the Employee, and (B) the date of the Employee's death (the "Delay Period"). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Employee in a lump sum and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. (c) With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided 12 during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Internal Revenue Code Section 105(b) solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of Executive's taxable year following the taxable year in which the expense occurred. (d) For purposes of Code Section 409A, the Employee's right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. In no event may the Employee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement that is considered nonqualified deferred compensation. In no event shall the timing of Employee's execution of the General Release, directly or indirectly, result in the Employee designating the calendar year of payment, and if a payment that is subject to execution of the General Release could be made in more than one taxable year, payment shall be made in the later taxable year.. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above. COMPANY Name: 1914 (_( P (51(tAVi 4.411(iv%) Title: EMPLOYEE 13